Exhibit 10.20

OFFICE LEASE

BETWEEN

TRANSWESTERN GREAT LAKES, L.P., AS LANDLORD

AND

PROQUEST COMPANY, AS TENANT

777 EISENHOWER PLAZA—PHASE II

789 EAST EISENHOWER PARKWAY

ANN ARBOR, MICHIGAN

EXHIBIT A-1-OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2-LEGAL DESCRIPTION OF PHASE II LAND
EXHIBIT A-3-LEGAL DESCRIPTION OF PHASE I LAND
EXHIBIT B-RULES AND REGULATIONS
EXHIBIT C-PAYMENT OF BASIC COSTS
EXHIBIT D-WORK LETTER
EXHIBIT E-ADDITIONAL PROVISIONS
EXHIBIT F-COMMENCEMENT LETTER

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OFFICE LEASE

This Office Lease (the “Lease”) is made and entered into on the 10th day of November, 2004, between TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership (“Landlord”), and PROQUEST COMPANY, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1. Definitions. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A. “Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and Tenant’s Pro Rata Share of Taxes (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

B. “Base Rent”: Base Rent shall be paid in equal monthly installments of the Annual Base Rent identified below, in accordance with and subject to Section 4 of this Lease according to the following schedule (the Periods running from and after the Commencement Date):

PERIOD	ANNUAL BASE RENT PER R.S.F.*	ANNUAL BASE RENT*	MONTHLY INSTALLMENTS OF BASE RENT*
Months 1-6	$0.00	$0.00	$0.00
Months 7-12	$18.75	$2,069,418.75	$172,451.56
Months 13-24	$19.13	$2,110,807.13	$175,900.59
Months 25-36	$19.51	$2,153,023.27	$179,418.61
Months 37-48	$19.90	$2,196,083.73	$183,006.98
Months 49-60	$20.30	$2,240,005.41	$186,667.12
Months 61-72	$20.70	$2,284,805.52	$190,400.46
Months 73-84	$21.12	$2,330,501.63	$194,208.47
Months 85-96	$21.54	$2,377,111.66	$198,092.64
Months 97-108	$21.97	$2,424,653.89	$202,054.49
Months 109-120	$22.41	$2,473,146.97	$206,095.58

PERIOD	ANNUAL BASE RENT PER R.S.F.*	ANNUAL BASE RENT*	MONTHLY INSTALLMENTS OF BASE RENT*
Months 121-132	$22.86	$2,522,609.91	$210,217.49
Months 133-144	$23.31	$2,573,062.11	$214,421.84
Months 145-156	$23.78	$2,624,523.35	$218,710.28
Months 157-168	$24.26	$2,677,013.82	$223,084.48
Months 169-180	$24.74	$2,730,554.09	$227,546.17

*	The Base Rent payable under this Lease is premised on Landlord’s assumption that the Phase II Project Costs shall be at least $20,000,000.00. Landlord assumes all risk that the Phase II Project Costs may exceed that amount. If the Phase II Project Costs are less than $20,000,000.00, the foregoing schedule of Base Rent is subject to adjustment in accordance with Paragraph 12 of the Work Letter.

Notwithstanding anything to the contrary contained in this Lease, Tenant shall be entitled to free Base Rent during the first six (6) months of the Lease Term (the “Free Rent Period”); provided however Tenant shall remain responsible for Additional Rent and electricity service to the Premises during the Free Rent Period.

C. “Basic Costs” is defined in Exhibit C attached hereto.

D. “Broker” shall mean Transwestern Commercial Services, an affiliate of Landlord. Landlord shall be solely responsible for any and all commissions and/or fees of any nature payable to Broker in connection with this Lease and the Phase II Lease.

E. “Building” shall mean the new office building to be constructed by Landlord on the Phase II Land, and having a street address of 789 Eisenhower Parkway, Ann Arbor, Michigan.

F. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays.

G. “City” shall mean the City of Ann Arbor, Michigan.

H. “Commencement Date” shall mean the date which is thirty (30) days following the date on which the Premises have been (i) Substantially Completed in accordance with the Work Letter, and (ii) delivered to Tenant for Tenant’s installation of Tenant’s Property (including without limitation installation of fixtures, equipment and furniture); provided, however, that if Tenant Delays (as defined in the Work Letter) occur, the Commencement Date shall mean the date which is thirty (30) days following the date

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on which the Premises would have been Substantially Completed and delivered to the Premises had such Tenant Delay(s) not have occurred.

I. “Common Areas” shall mean shall mean all areas within the Building and the Property that are available for the common use of tenants of the Building and that are not leased or held for the exclusive use of Tenant or other tenants of the Building, including, but not limited to, parking areas, the Parking Deck, driveways, sidewalks, loading areas, access roads, corridors, elevators, stairwells, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish and uniformly impose upon all Building tenants from time to time. Landlord shall not permanently alter or change any or all of the size, location, nature or use of any of the Common Areas if such change might have a material adverse affect on Tenant’s use, occupancy or enjoyment of the Premises or access to the Premises, the Building and/or the Property.

J. “Default Rate” shall mean the lower of (i) six percent (6%) in excess of the Prime Rate published from time to time by the Wall Street Journal (or any successor to such index), or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

K. “Early Termination” shall mean and refer to Tenant’s one-time right to terminate the Lease Term at the end of the eleventh (11th) Lease Year, provided that Tenant shall have no uncured Event of Default at the time of its election. Tenant may (but shall not be required to) exercise its right to Early Termination by giving notice of such exercise to Landlord not less than eighteen (18) months, and paying the Termination Fee not less than thirty (30) days, prior to the expiration of the eleventh (11th) Lease Year.

L. “Early Termination Fee” shall mean the sum of (i) an amount equal to $35.71 per rentable square foot in the Premises, plus (ii) an amount equal to $8.80 per square foot in the Lower Level Space usable by Tenant as permitted by the City, payable by Tenant to Landlord as full and complete consideration for the Early Termination of this Lease.

M. “Expiration Date” shall mean the last day of the Lease Term (subject to Early Termination and including any Extension Term(s)). Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term and the last Lease Year thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto.

N. “Extension Term” is defined in Paragraph 2 of Exhibit E.

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O. “Lease Term” shall commence on the Commencement Date, and shall expire (unless extended pursuant to Paragraph 2 of Exhibit E) one hundred eighty (180) months thereafter, subject to Tenant’s termination rights under Section 5 of this Lease.

P. “Lease Year” shall mean each twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date (or portion thereof ending on the Expiration Date).

Q. “Leasehold Improvements” shall mean all fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant.

R. “Lower Level Space” shall mean that certain space consisting of approximately 15,000 usable square feet in the lower level of the Building, which shall be made available to Tenant, if and to the extent permitted, for Tenant’s exclusive use for the purposes of (i) a cafeteria, (ii) meeting space, (iii) laboratory space, and (iv) exercise facility. The terms and conditions for the lease of the Lower Level Space are more fully described in Paragraph 3 of Exhibit E.

S. “MEDC” shall mean the Michigan Economic Development Corporation.

T. “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays.

U. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Before the Commencement Date of the Phase I Lease:

ProQuest Company

300 North Zeeb Road

Ann Arbor, Michigan 48103

Attn: Chief Financial Officer

With copy to:

James C. Adams, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

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After the Commencement Date of the Phase I Lease:

ProQuest Company

777 Eisenhower Parkway

Ann Arbor, Michigan 48108

Attn: Chief Financial Officer

With a copy of any default notices to:

James C. Adams, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

Landlord:

Transwestern Commercial Services

777 Eisenhower Parkway

Ann Arbor, Michigan 48108

Attn: Property Manager

with a copy to:

Transwestern Investment Company

150 North Wacker Drive, Suite 800

Chicago, IL 60606

Attn: Owner’s Representative

and to:

Drane, Freyer and Lapins

150 North Wacker Drive, 8th Floor

Chicago, IL 60606

Attn: Wendy Freyer, Esq.

Payments of Rent only shall be made payable to the order of Transwestern 789 Eisenhower Plaza, at the following address:

Transwestern Commercial Services

777 Eisenhower Parkway

Ann Arbor, Michigan 48108

Attn: Property Manager

or such other name and address as Landlord shall, from time to time, designate.

V. “Parking Deck” shall mean and refer to the approximately 700 space parking garage to be constructed by Landlord on the Phase II Land in accordance with the

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Work Letter, for Tenant’s non-exclusive use under this Lease, except as otherwise provided herein.

W. “Permitted Use” shall mean general office use, any other office use related to or a part of Tenant’s business, and any related and incidental uses thereto.

X. “Phase I Building” means the existing office building commonly known as 777 Eisenhower Parkway, Ann Arbor, Michigan, and located on the Phase I Land, with office space to be leased to Tenant pursuant to the Phase I Lease.

Y. “Phase I Land” means that certain parcel of land owned by Landlord, adjacent to the Property and more particularly described on Exhibit A-3 to this Lease.

Z. “Phase I Lease” means the Lease of even date herewith between Landlord and Tenant, covering the Phase I Building and the Phase I Land.

AA. “Phase II Land” means that certain parcel of land owned by Landlord, upon which the Building and Parking Deck will be constructed, and more particularly described on Exhibit A-2 to this Lease.

BB. “Phase II Project Costs” shall mean hard and soft costs actually incurred by Landlord in the site development of the Phase II Land and construction of the Building (for purposes hereof being only the “Base Building Work” as set forth in the Work Letter, and exclusive of the “Landlord’s Work” as defined in the Work Letter), Parking Deck, water detention areas, and connector to the Phase I Building, and in particular shall include, but shall not be limited to, the following:

(1)	Construction costs pursuant to approved contracts, including labor and materials, and including fees to third party, non-affiliated construction manager/contractors;

(2)	Site improvement work to the Phase II Land, and the Phase I Land to the extent necessary for the development;

(3)	All modifications and/or additions to surface parking on the Phase I Land and the Phase II Land;

(4)	All soft costs including, but not limited to, construction period interest and other financing costs, construction period taxes, legal or accounting fees, leasing commissions, and any development fee to Landlord or any affiliate of Landlord;

(5)	Third party, non-affiliated architects’ fees, space planners’s fees and engineers’ fees;

(6)	On-site utility installation costs, and off-site utility installation costs to the extent necessary to the construction and operation of the Building; and

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(7)	Fees and costs for building permits and governmental approvals.

The Development of the Phase II Land and construction of the Building and Parking Deck shall be undertaken and performed by Landlord on an “open book” basis, and Tenant, its architects, attorneys, accountants and other consultants shall have full and unimpeded rights (with cooperation and assistance by Landlord) to review and audit Landlord’s Phase II Project Costs and back-up documentation therefor at all times.

CC. “Premises” shall mean all the interior space within the Building and outlined on Exhibit A-1 to this Lease, including without limitation all lobby areas, all corridors and restroom facilities located within the Building, and including the exclusive use of the 37 car enclosed parking area within the lower level of the Building.

DD. “Property” shall mean the Building, the Parking Deck, the Phase II Land and all other improvements located on such land. The parties acknowledge that Landlord also owns the Phase I Land (defined above), upon which the Phase I Building is located and which the parties anticipate Tenant will lease pursuant to the Phase I Lease.

EE. “Rentable Area in the Building” shall mean 110,369 square feet. Tenant and Landlord shall each have the right, within 90 days after the Commencement Date, to have the rentable square footage of the Building measured by a licensed architect, and verified by the other party, which measurement shall be made pursuant to BOMA standards, provided however, the vertical penetration on the second floor of the Building for the purpose of creating a two-story atrium lobby shall not be subtracted from the calculation of the rentable square footage of the Building. In addition, the calculation of the rentable square footage of the Building shall not include the Lower Level Space, but shall be comprised of the main floors of the Building and Common Areas in the Building. The measurement as determined by such architect, and verified by the other party, shall be substituted for the foregoing amount, and those items under this Lease measured with reference to the Rentable Area in the Building, including the Tenant’s Pro-Rata Share, shall be adjusted accordingly.

FF. “Rentable Area in the Premises” shall mean 110,369 square feet. Tenant and Landlord shall each have the right, within 90 days after the Commencement Date, to have the rentable square footage of the Premises measured by a licensed architect, and verified by the other party, which measurement shall be made pursuant to BOMA standards, provided however, the vertical penetration on the second floor of the Building for the purpose of creating a two-story atrium lobby shall not be subtracted from the calculation of the rentable square footage of the Premises. In addition, the calculation of the rentable square footage of the Premises shall not include the Lower Level Space, but shall be comprised of the main floors of the Building and Common Areas in the Building. If the rentable square footage of the Premises as so measured and verified differs from the foregoing amounts, the measurement as determined by such architect shall be substituted for the foregoing amount(s), and the Base Rent (and any other charge under this Lease measured on a square footage basis or dependent upon the square footage of the Premises) and Tenant’s Pro Rata Share shall be appropriately adjusted.

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GG. “State” shall mean the State of Michigan.

HH. “Substantial Completion” or “Substantially Complete” shall mean (except as otherwise provided in the Work Letter):

(i) completion by Landlord of all construction and other work required of Landlord pursuant to this Lease or other relevant documents between Landlord and Tenant (as to this Lease and the Work Letter) so that (A) Tenant can use the Premises, Parking Deck and all Common Areas for its intended purposes without material interference to Tenant conducting its ordinary business activities, and (B) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting;

(ii) the Building, Parking Deck, Premises and all operating and mechanical systems thereof are in good condition and working order;

(iii) Landlord securing a temporary or permanent certificate of occupancy from the local municipality if required for lawful occupancy by the municipality;

(iv) Tenant, its employees, agents, and invitees, have reasonable access to the Building and Premises through the lobby, entranceways, elevators, loading docks, sidings and hallways;

(v) all tenant improvements, decorations, fixtures, and equipment, if any, to be installed by Landlord pursuant to the Work Letter are installed and in good operating order to Tenant’s reasonable satisfaction; and

(vi) the Premises (or the relevant portions thereof being delivered) are broom clean.

II. “Target Commencement Date” shall mean February 1, 2006.

JJ. “Taxes” is defined in Exhibit C attached hereto.

KK. “Tenant’s Pro Rata Share” shall mean One Hundred Percent (100%).

LL. “Tenant’s Property” shall mean all unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant.

MM. “Work Letter” is attached as Exhibit D and incorporated by reference herein.

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2. Lease Grant/Possession.

A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas. Subject in all respects to the obligations of Landlord under the Work Letter and as otherwise set forth in this Lease, by taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition.

B. The Lease Term shall commence on the Commencement Date and shall end on the Expiration Date, subject to (i) Tenant’s exercise of one or more Extension Term, (ii) Tenant’s rights to terminate as set forth in Paragraph 5, below; (iii) Tenant’s one-time right of Early Termination, exercisable at the time and as set forth in the definition of Early Termination, above, and subject to Tenant’s payment of the Early Termination Fee; and (iv) the rights of the parties to termination of this Lease for any other reason set forth herein.

C. Landlord shall deliver possession of the Premises to Tenant no later than upon Substantial Completion (and earlier if practicable) of Landlord’s Work pursuant to the Work Letter, for the purpose of performing any improvements therein or installing Tenant’s Property, and such possession shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the reasonable cost of electricity provided to Tenant during the period of Tenant’s possession prior to the Commencement Date.

3. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord and uniformly applied to all tenants from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

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4. Rent.

A. Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent (if any) and Additional Rent (if any) for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B. If Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent within ten (10) days after the same becomes due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable with the next installment of Base Rent by Tenant to Landlord.

C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

5. Representations and Warranties of Landlord; Conditions to Effectiveness of Lease.

A. Notwithstanding anything to the contrary set forth herein or in the Phase I Lease, if and in the event (i) foundation installation work of the Building is not commenced on or before January 1, 2005 (the “Foundation Commencement Date”) for reasons other than (a) Delays (as defined in the Work Letter) by Tenant, or (b) Force Majeure (as defined in Section 30.D); or (ii) Tenant delivers notice to Landlord that Landlord is not diligently and continuously proceeding to complete the development and construction of the Building and all other improvements related thereto, unless Landlord provides Tenant with evidence within fifteen (15) days thereafter that it will still be able to meet the schedule previously provided to Tenant; or (iii) Landlord fails to Substantially Complete and deliver occupancy of the Building to Tenant on or before July 31, 2006 in accordance with the terms and conditions of this Lease for reasons other than delays solely attributable to the act or failure to act of Tenant in violation of Tenant’s obligations (if any) under this Lease; or (iv) Landlord defaults under any other provision of this Lease prior to the Commencement Date, then Tenant may elect, at its sole option, to terminate this Lease and the Phase I

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Lease within thirty (30) days after the date of such occurrence, in which event this Lease and the Phase I Lease shall terminate and be of no further force or effect.

B. Landlord hereby represents and warrants to Tenant that Landlord has adequate funds from its own resources and from binding, irrevocable commitments from financial institutions, to fully fund the development and construction of the Building and all other construction and related costs included within the definition of the Phase II Project Costs. Landlord hereby agrees to maintain financial responsibility for the completion of Phase II Project Costs, and such responsibility shall not be terminated by the transfer of title to the Building as provided in this Lease, notwithstanding anything to the contrary contained within this Lease.

C. The effectiveness of this Lease and the obligations of Tenant hereunder are subject to the execution and effectiveness of the Phase I Lease by Landlord and Tenant.

D. The effectiveness of this Lease and the obligations of Tenant hereunder are subject to the establishment of an industrial development district for the Property by the City and the City’s grant of tax abatement and issuance of a tax exemption certificate for personal and real property taxes in amounts and on terms and conditions satisfactory to Tenant in its sole discretion. If such grants by the City are not received by November 23, 2004, then Tenant, at its option, may terminate this Lease by written notice received by Landlord within five (5) days following such date, in which event (i) this Lease shall terminate and be of no further force or effect, and (ii) Tenant shall reimburse Landlord for all Phase II Project Costs paid or incurred through the date of termination, as well as all similar costs incurred relative to the Phase I Lease, and the tenant improvement work required thereby, such payment to be made within twenty (20) days after Tenant’s receipt of written request therefore. Tenant’s obligation to make such payment shall survive the termination of this Lease.

E. The effectiveness of this Lease and the obligations of Tenant hereunder are subject to the receipt by Tenant of other incentives and inducements from the State of Michigan and other governmental entities contemplated by Tenant and sufficient in Tenant’s judgment to establish the financial feasibility of Tenant’s relocation to the premises under the Phase I Lease and the Building as its executive headquarters building. If such incentives or inducements are not received by November 23, 2004, then Tenant, at its option, may terminate this Lease by written notice received by Landlord within five (5) days following such date, in which event (i) this Lease shall terminate and be of no further force or effect, and (ii) Tenant shall reimburse Landlord for all Phase II Project Costs paid or incurred through the date of termination, as well as all similar costs incurred relative to the Phase I Lease, and the tenant improvement work required thereby, such payment to be made within twenty (20) days after Tenant’s receipt of written request therefore. Tenant’s obligation to make such payment shall survive the termination of this Lease.

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6. Services to be Furnished by Landlord.

A. Landlord shall furnish the following services: (i) heating, ventilating and air conditioning during Normal Business Hours to provide a temperature condition required for comfortable occupancy of the Premises under normal business operations; (ii) at all times hot and cold water for restrooms located in the Building and refrigerated water for drinking fountains located in the Building, and at Tenant’s request and reasonable expense, hot and cold water for kitchen areas within the Premises; (iii) janitorial service in the Premises and Common Areas (including cleaning of all floors—wet mop or dry sweep—, vacuuming of carpets, emptying wastebaskets, and cleaning restrooms) on Business Days; (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease; (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and charges by Landlord; (vi) on-site trash dumpster and at least weekly trash removal; (vii) snowplowing and ice removal services for the parking lot, driveways and sidewalks located on the Property, Monday through Saturday (excluding legal holidays); (viii) maintaining the Parking Deck and all interior and exterior Common Areas, including elevators and stairwells, in a safe, lawful, clean and neat, and in good operating, condition; and (ix) wash Building windows at intervals reasonably established by Landlord.

B. If Tenant requests any other utilities or building services in addition to those identified in Section 6A, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

D. Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive Business Days (or five (5) or more Business Days in any ten (10) Business Day period) after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered reasonably unusable for Tenant’s ordinary business operations, and Tenant in fact ceases to use the

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Premises, or the material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period for the period and duration of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7. Leasehold Improvements; Tenant’s Property. Unless otherwise mutually agreed to by Landlord and Tenant at the time of installation, all Leasehold Improvements, shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All Tenant’s Property shall be owned and insured by Tenant. Upon the termination of the Lease Term or the sooner termination of Tenant’s right to possession of the Premises, Tenant shall remove Tenant’s Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises). Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within twenty (20) days after demand from Landlord, and (ii) such failure shall be deemed a holding over by Tenant under Section 23 hereof until such failure is rectified by Tenant or Landlord.

8. Signage. Tenant will have the right to place any and all interior signage of its own design and selection within the Premises, subject to Landlord’s prior approval (which shall not be unreasonably withheld). Tenant will also have the right to place its name on any monument signage that Landlord erects for the Building, in a style satisfactory to Landlord and Tenant and of a scale and visibility of equal or greater prominence than any other Building tenant.

For so long as Tenant leases and occupies the entire Building, Tenant shall have the right to have its name placed on the exterior of the Building (the “Building Sign”). Tenant shall make certain that the Building Sign is at all times in compliance with all applicable laws, and shall also be subject to the approval of Landlord with respect to size, location, design and content, which approval shall not be unreasonably withheld. Tenant may not modify the size, design or content of the Building Sign without the prior written approval of Landlord which approval shall not be unreasonably withheld. The costs associated with obtaining the necessary governmental approvals and permitting, and for designing, producing, installing, maintaining and removing the Building Sign shall be borne by Tenant. Tenant shall bear the cost of illuminating the Building Sign and all costs of operating and maintaining said illumination (including bulbs and ballasts) (“Lighting Costs”). If any Lighting Cost is invoiced to Landlord, such cost shall become additional Rent due from Tenant upon invoice therefore from Landlord. Upon the expiration or termination of this Lease, termination of Tenant’s right of possession of the Premises or termination of Tenant’s right to maintain the Building Sign provided in this section, Tenant (at its expense but performed by a

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contractor selected by Landlord) shall remove such Building signage, and shall repair and restore any damage caused by such removal.

9. Maintenance, Repairs and Alterations.

A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the interior of the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Property and the facilities and systems thereof, plus an administration charge often percent (10%) of such cost, the need for which Repairs arises out of (and provided Landlord has given prior written notice to Tenant of such need): (1) Tenant’s use of the Premises in contravention of the terms and conditions of this Lease, or Tenant’s failure to perform maintenance or repairs which are Tenant’s obligation hereunder, (2) the installation, removal, use or operation of Tenant’s Property, if undertaken by Landlord at Tenant’s request or by virtue of Tenant’s default in undertaking such obligations, (3) the moving of Tenant’s Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided however, Tenant shall have the right to perform, without Landlord’s consent, certain Alterations that do not cost in excess of $25,000.00 in the aggregate (at any one time), and do not affect any mechanical or electrical or life safety systems or plumbing in the Building, provided that advance notice has been given to Landlord in each instance. Landlord reserves the right to require Tenant to remove at the end of the Lease Term any Alterations installed without the Landlord’s consent. Prior to commencing any such Alterations and as a condition to obtaining Landlord’s consent where necessary, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All

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Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations, and in such event, Tenant shall reimburse Landlord for Landlord’s actual out of pocket costs incurred in connection therewith, which may include the cost of management personnel working outside of Normal Business Hours. Landlord’s approval of Tenant’s plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or, regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

10. Use of Electrical Services by Tenant. All electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant by (i) a separate charge or charges billed by the utility company providing electrical service and payable by Tenant directly to such utilities company, or (ii) a separate charge billed directly to Tenant by Landlord and payable by Tenant as additional rent. Such charge shall be based upon the electric current consumed on the Premises during the Lease Term, the rates, terms and conditions for comparable service to Tenant directly from The Detroit Edison Company under like conditions, all as determined by an independent meter reader. Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

11. Assignment and Subletting.

A. Except in connection with a Permitted Transfer (defined in Section 11E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s

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prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; or (5) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease (and thereby release Tenant from any further obligations under this Lease) effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease (and thereby release Tenant from any further obligations under this Lease with respect to such sublet portion) effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant shall pay Landlord a review fee of $500.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.

C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) business days following receipt thereof by Tenant.

D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E. Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter,

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collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

12. Construction Liens. Tenant will not permit any construction liens or other similar liens to be placed upon the Property. If a lien is attached to the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within thirty (30) days after receiving such notice of lien or claim have such lien or claim released of record, or bonded over to the reasonable satisfaction of Landlord. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

13. Insurance.

A. Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence.

B. Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord’s Building manager as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance in accordance with the laws of the State in which the Property is located and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this

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clause (iv) to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term. Tenant may, at its election, provide the foregoing insurance coverage through blanket policies covering multiple locations of Tenant’s operations, provided that the Property shall be identified by schedule or otherwise and provided further that the foregoing limits shall apply to the Premises and Tenant’s Property as required herein.

C. The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.

D. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

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14. Indemnity. To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the “Indemnitor”) agree to hold harmless and indemnify the other and the other’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively, the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees. Such third parties shall not be deemed third party beneficiaries of this Lease. If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, contractors, members, partners or employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord’s Indemnitees) that may arise from any act or occurrence in the Premises, except to the extent caused by the negligence or willful misconduct of Landlord, Landlord’s contractors, or Landlord’s Indemnitees.

15. Damages from Certain Causes. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

16. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s reasonable exercise of its business opinion as supported by documentation by a certified architect and delivered to Tenant, take more than 180 days to complete (whether or not the Premises shall have been damaged by such casualty), or in the event there is less than two (2) years of the Lease Term remaining, or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, either Landlord or Tenant may, at its respective option, terminate this Lease by notifying the other in writing of such termination within ninety (90) days

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after the date of such casualty. If Landlord determines that any such damage shall take less than 180 days to complete, upon Tenant’ reasonable request, Landlord shall furnish Tenant with supporting documentation from a certified architect. If neither Landlord nor Tenant so elects to terminate this Lease, Landlord shall commence (no later than sixty (60) days following the casualty) and proceed with diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty; provided that Landlord shall have complied with the insurance requirements and limits set forth in Section 13A. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all Tenant’s Property which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant (including without limitation if the Premises is not itself damaged, but the Building has suffered damage making access to and use of the Premises impracticable), which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable (or such use is so rendered impracticable) by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction within the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction.

17. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building or the Parking Deck is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then either Landlord or Tenant may, at its respective option, terminate this Lease by written notice to the other party and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

18. Events of Default.

A. The following events shall be deemed to be “Events of Default” under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first (1st) such failure during any consecutive twelve (12) month period during the Term shall not be an Event of

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Default if Tenant pays the amount due within ten (10) days after Tenant’s receipt of written notice from Landlord that such payment was not made when due; (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed ninety (90) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails following written notice and within any applicable cure period to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 11, (b) construction liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 24, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant dissolves; (vi) Tenant abandons or vacates the Premises; (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing; or (viii) an Event of Default by Tenant under the Phase I Lease.

B. The following events shall be deemed to be “Landlord Default(s)” under this Lease: (i) any representation or warranty made by Landlord under this Lease, including without limitation those enumerated in Section 5.B is untrue; (ii) Landlord fails to perform any express undertaking of Landlord under this Lease, including without limitation those enumerated in Sections 5.A, 5.B and 5.C; (iii) Landlord defaults in the Phase I Lease; or (iv) Landlord fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Tenant, however, other than with respect to a hazardous condition, if Landlord’s failure to comply cannot reasonably be cured within thirty (30) days, Landlord shall be allowed additional time (not to exceed ninety (90) additional days) as is reasonably necessary to cure the failure so long as Landlord begins the cure within thirty (30) days and diligently pursues the cure to completion.

19. Remedies.

A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, subject in all respects to the provisions and limitations of applicable laws, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)	Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

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(2)	Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)	Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant and pursuing its remedies for recovery of possession in accordance with applicable Michigan law; and

(4)	Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease or applicable law. TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

B. If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon

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demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D. If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which, Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, including for this purpose the Additional Rent that would constitute a component thereof, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect

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the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G. To the extent allowed by law, all installments of Rent not paid within thirty (30) days after the due date therefor shall bear interest at the Default Rate from the date due until paid. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.

H. In the event of a Landlord Default, Tenant may exercise any and all remedies available to it at law or in equity. Landlord in any event shall have personal liability in connection with any Landlord Default pertaining to the representations, warranties and covenants by Landlord under Section 5.B of this Lease, notwithstanding anything to the contrary otherwise set forth herein.

20. No Waiver. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

21. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained.

22. Substitution. Intentionally omitted.

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23. Holding Over. If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and one hundred percent (100%) of the Additional Rent due under this Lease for the last full month of the term hereof during the first ninety (90) days of such holdover, and two hundred percent (200%) of such Base Rent and one hundred percent (100%) of such Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

24. Subordination to Mortgage; Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within twenty (20) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request; provided, however, that it shall be a condition of any such subordination by Tenant that the mortgagee, trustee under deed of trust or holder of such other lien agree that, in the event of a default by Landlord and foreclosure of the applicable mortgage, deed of trust or other lien, the mortgagee, trustee or holder, and any purchaser at foreclosure sale, shall acknowledge Tenant’s rights under this Lease and shall not disturb Tenant’s possession of the Premises so long as Tenant is not in default under this Lease. Tenant agrees that it shall from time-to-time furnish within twenty (20) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

25. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next

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Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

26. Surrender of Premises. Upon the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear, and damage by fire and the elements, excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

27. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building (subject in all respects to Tenant’s signage rights hereunder); (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (10) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 27, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

28. Roof Usage. Landlord shall provide Tenant the nonexclusive right to install up to two (2) satellite dishes (the “Rooftop Equipment”) on the roof of the Building in accordance with plans and specifications, and installation methods, approved by Landlord and provided that the satellite dishes do not damage or impair the integrity of the roof, or invalidate the roof warranty, or impair or cause interference with the operation of any machinery, equipment or apparatus of the Building or other tenants of the Building. Landlord shall have no responsibility and shall not be obligated to provide any utilities, including, but not limited to, electricity or other power for the operation of the Rooftop Equipment. Tenant shall pay for the cost of all utility services, including the installation,

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separate metering or submetering, if necessary. Tenant shall reimburse Landlord for any of Landlord’s consultants or contractors reasonable fees incurred in connection with the review of any drawings, plans and specifications and the Rooftop Equipment installation. Tenant shall be responsible for the payment of any costs Landlord may incur as a result of the cancellation of any roof warranty or the denial of any claim under any roof warranty due to the installation or operation of the Rooftop Equipment, unless (i) Landlord had previously approved the installation method, (ii) Landlord had previously approved the contractor performing such installation, and (iii) the warrantor of the roof (if still in effect) approved the installation. Tenant shall operate and maintain the Rooftop Equipment, at its own cost and expense, in good working order and condition and free from any hazard to person and property. Tenant shall not place any load upon the roof of the Building, which will exceed the load per square foot, which the roof was designed to carry. Upon termination of Tenant’s use or right to the use of the Rooftop Equipment by expiration of time or otherwise, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment and shall restore the roof of the Building to its condition existing prior to the installation of the Rooftop Equipment. Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the Rooftop Equipment. Restoration and repair hereby required to be performed by Tenant shall be performed, at Tenant’s cost, by a contractor reasonably approved by Landlord or under the supervision of a representative of Landlord (the cost for whom shall be paid by Landlord and Landlord shall be reimbursed by Tenant) at such time and in such manner that is satisfactory to Landlord.

29. On-Site Amenities. Intentionally omitted.

30. Miscellaneous.

A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B. Tenant agrees not to record this Lease or any short form or memorandum hereof; provided, however, that this provision shall not be deemed to preclude Tenant from filing information with respect to or a copy of this Lease in connection with any report required under applicable Federal or State law, including without limitation the requirements of the Securities and Exchange Commission.

C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D. The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials not attributable to Landlord’s failure to properly manage construction or procurement schedules and lead-times, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums

27

of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations; provided, however no such transfer or assignment shall relieve Landlord from personal liability for the representations, warranties and undertakings set forth in Section 5.B of this Lease.

G. Tenant and Landlord hereby represent to each other that it respectively has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Notwithstanding anything to the contrary hereinabove, Landlord shall be solely responsible for the payment of any fees or commissions of the Broker as well as any broker employed or utilized by Great Lakes REIT or any other former owner of the Building to the extent any fee or commission is due any such other broker.

H. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord fairly represent the financial condition of Tenant. In the event of a proposed sale or other transfer, financing or refinancing by Landlord of the Building, where the proposed lender or purchaser requests tenant financial statements, within twenty (20) days after Landlord’s request, Tenant shall deliver to Landlord the most current year-end financial statements of Tenant and any guarantor of this Lease.

J. Except as otherwise expressly set forth in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s

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obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

K. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

L. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.

31. No Offer. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, this Lease has been approved by Landlord’s mortgagee, if required, and the condition to the effectiveness of this Lease under Section 5.C, D, E and F have been satisfied or waived in writing.

32. Entire Agreement. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

33. Limitation of Liability. Notwithstanding anything to the contrary in this Lease, Landlord shall have personal liability for the representations, warranties and undertakings set forth in Section 5.B of this Lease. Any other liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no such other event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees. In no event shall either Landlord or Tenant be liable for consequential or punitive damages as a result of a breach or default under or otherwise in connection with this Lease, other than and excepting those payable as expressly set forth in Paragraph 23 of this Lease.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:			TENANT:

TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership			PROQUEST COMPANY, a Delaware corporation

By:	Transwestern Great Lakes GP, L.L.C., a Maryland limited liability company, its general partner		By:	/s/ Kevin Gregory
				Name:	Kevin Gregory
				Title:	Senior Vice President

By:	Transwestern Investment Company, L.L.C., its authorized agent

By:	/s/ Scott A. Tausk
	Name:	Scott A. Tausk
	Title:	Managing Director

WITNESS/ATTEST			WITNESS/ATTEST

By:	/s/ William Harvey IV		By:	/s/ Christine E. Kaliszuk
	Name:	William Harvey IV		Name:	Christine E. Kaliszuk
	Title:	Sr. V. P.		Title:	Paralegal

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EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

see attached

EXHIBIT A-1

TRANSWESTERN
SITE PLAN
SOUTH STATE STREET
EISENHOWER PARKWAY
BOARDWALK DRIVE
777 EISENHOWER
789 EISENHOWER
POND
789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY
WRIGHT ARCHITECTS
SP-091604

EXHIBIT A-2

LEGAL DESCRIPTION OF PHASE II LAND

Included in the legal description of the Phase I Land attached hereto as Exhibit A-3

EXHIBIT A-3

LEGAL DESCRIPTION OF PHASE I LAND

Commencing at the Southwest corner of Section 4, T3S, R6E, City of Ann Arbor, Washtenaw, County, Michigan, thence N 01°53’00”W 250.00 feet along the West line of said Section and the centerline of State Road; thence N87°09’00” E 51.25 feet to a point on the Easterly right of way line of State Road, said point being the POINT OF BEGINNING; thence N 02°03’20” W 429.50 feet along said right of way line; thence N 87°01’00” E 150/04 feet; thence N 01°53 W W 133.16 feet; thence S 87°01’00” W 150.44 feet; THENCE N 02°03’20” W 51.40 feet along said right of way line; thence N 87°01’00” E 502.45 feet; thence N 01°53’00” W 178.60 feet; thence N 87°01’00” E 635.25 feet; thence S01°53’00” 983.39 feet along the Westerly right of way line of Boardwalk Drive to a point on the Northerly right of way line of Eisenhower Parkway; thence along said right of way line in the following courses; S 85°32’50” W 426.81 feet, S 87°09’00” W240.19 feet, N 02°51 W W 25.00 feet and S 87°09’00” W 310.01 feet; thence N 01°53’00” W 175.00 feet; thence S 87°09’00” W 158.75 feet to the POINT OF BEGINNING. Being a part of the Southwest  1/4 of the Southwest 14 of Section 4, T3S, R6E, City of Ann Arbor, Washtenaw County, Michigan.

TOGETHER WITH easements and rights of way appurtenant, as of record.

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of the Lease.

5. Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees.

14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

22. Subject to the signage rights of Tenant under this Lease, Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area.

[END OF EXHIBIT B]

EXHIBIT C

PAYMENT OF BASIC COSTS

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of Basic Costs (as defined below) and Tenant’s Pro Rata Share of Taxes (as defined below) for the applicable calendar year. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs and Taxes for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimates of Basic Costs and Taxes. Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs and/or Taxes for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than once for Basic Costs and once for Taxes in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Tenant’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph C below when actual Basic Costs or actual Taxes, as applicable, are determined.

B. If the Parking Deck is at any time made available for use by tenants of the Phase I Building or future tenants (other than Tenant), if any, of the Building, Tenant shall be given a credit against Tenant’s Pro-Rata Share of Basic Costs for the portion of Basic Costs reasonably attributable to and reflecting such shared use of the Parking Deck.

C. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs and Taxes for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs or Taxes, is in excess of Tenant’s actual Pro Rata Share of Basic Costs or Taxes, as applicable, for such prior year, then Landlord shall refund to Tenant any overpayment (or at Tenant’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

D. “Basic Costs” shall mean all reasonable direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building, the Parking Deck and the Property. Basic Costs shall include, without limitation, insurance premiums for insurance which is the obligation of Landlord under Section 13, and deductibles paid with respect to claims thereunder, and the amortized cost of capital improvements made to the Building or the Property which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building (but the amortized amount included in Basic Costs each year shall not exceed the amount of such savings); or (ii) required to comply with any laws, rules or regulations of any governmental authority not in existence as of the date of this Lease or a requirement of Landlord’s insurance carrier. The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord in accordance with generally accepted accounting principles, consistently applied, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay (assuming, for this purpose, that Landlord is creditworthy and the interest rate reflects such creditworthiness) to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

E. Basic Costs shall not include the following:

(1)	leasing and sale commissions, fees and expenses;

(2)	wages, benefits and other compensation for any employee above the grade of building manager;

(3)	advertising, marketing and promotional costs and expenses;

(4)	legal, accounting and auditing fees;

(5)	costs and expenses reimbursed to Landlord, such as by insurance or condemnation proceeds or by a warranty claim or from another tenant;

(6)	costs and expenses incurred to correct, repair, or remedy any breach of any representation or warranty of Landlord in this Lease;

(7)	costs and expenses attributable to any grossly negligent or willful act or omission of Landlord or any of Landlord’s agents;

(8)	costs of environmental compliance and remediation and related environmental response costs;

(9)	amounts paid to any affiliate of Landlord for services rendered or goods furnished to the extent the amount paid exceeds the amount that would have been paid for goods and services of a similar quality if procured in an arms-length transaction from a non-affiliate of Landlord;

(10)	principal, interest, points, late charges and service charges on borrowed money, and all collection costs related thereto;

(11)	non-cash expense items, such as depreciation and amortization;

(12)	costs and expenses incurred to renovate, improve or build-out tenant spaces at the Property;

(13)	rentals and other charges under ground leases;

(14)	costs and expenses incurred to correct or repair defects in the design, construction or installation of any part of the Common Areas, Building or Property;

(15)	land acquisition and development costs and expenses;

(16)	management fees in excess of three percent (3%) of aggregate gross rental income paid by Building tenants;

(17)	costs and expenses incurred for repairs, replacements and restorations occasioned by any casualty loss or occurrence, or condemnation (or conveyance in lieu thereof);

(18)	fines and penalties incurred due to a violation by Landlord or another Building tenant of applicable laws, rules, regulations, codes and ordinances;

(19)	interest, penalties and late charges applicable to Basic Costs to the extent attributable to Landlord’s failure to pay such expenses on a timely basis;

(20)	allowances and concessions to Building tenants and other users;

(21)	Landlord’s income tax or Michigan single business tax, and any other tax measured by the income or revenues of Landlord from the Building;

(22)	costs and expenses billed to Tenant by Landlord or any third party and paid for by Tenant or such third party, or otherwise directly paid by Tenant or any third party;

(23)	costs and expenses incurred to cause the Building, Property or Common Areas to comply with applicable laws, statutes, rules, regulations, ordinances or codes, including without limitation, the Americans with Disabilities Act, in existence as of the date of this Lease;

(24)	costs and expenses incurred to repair or replace any structural component, interior or exterior load bearing wall, or exterior skin of the Building, or the Building roof covering or roof structure;

(25)	costs and expenses incurred to replace any HVAC, plumbing, electrical or sprinkler system component, except as provided in Paragraph D above;

(26)	costs and expenses incurred to replace any portion of the paved area (including asphalt, concrete, and other artificial surfaces) of the Property;

(27)	costs and expenses for materials or services that are for the primary or sole benefit of a Building tenant or user other than Tenant;

(28)	legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building;

(29)	costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; and

(30)	Taxes.

F. “Taxes” shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all taxes imposed on services of Landlord’s agents and employees, (iv) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Property, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those paid or payable for such calendar year, as opposed to the real estate taxes and assessments accrued with respect to such calendar year.

Notwithstanding the provisions of Paragraph F of this Exhibit C, Landlord and Tenant acknowledge that, if and in the event an Exemption Certificate (defined below) is issued for the Property, Tenant shall be the tax payer and shall be responsible for the payment of those Taxes consisting of (i) all real estate taxes and assessments on the Property, the Building, the Parking Deck or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Parking Deck, the Building or its

contents or on the operation and use thereof. Tenant plans to petition the City for the establishment of the leased premises under the Phase I Lease and the Property as an industrial development district and to obtain real/personal property tax abatements pursuant to an industrial facilities exemption certificate (“Exemption Certificate”). In connection therewith, the parties acknowledge that the Exemption Certificate would be issued in Tenant’s name, and that accordingly Tenant will be required to pay the foregoing identified portions of the Taxes. From and after the date of issuance of the Exemption Certificate, Tenant will be billed by the City for and will pay directly any and all such taxes or payments in lieu thereof. If and in the event this Lease is terminated at any time prior to the Commencement Date, Landlord shall forthwith reimburse Tenant for the full amount of all such taxes and other payments borne by Tenant under the Exemption Certificate through the date of termination. If the Parking Deck is at any time, made available for use by tenants of the Phase I Building or future tenants (other than Tenant), if any, of the Building, Landlord shall reimburse Tenant, upon request, for the portion of Taxes and other payments borne by Tenant and reasonably attributable to and reflecting such shared use of the Parking Deck.

G. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of the actual amount of Basic Costs, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants. If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular Lease Year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant’s Pro Rata Share of Basic Costs as calculated by Landlord. Tenant shall bear the cost of its accountants or other consultants employed by Tenant undertaking any review of Basic Costs; provided, however, that in the event the review reveals an overcharge (by error or otherwise) of actual (as distinguished from estimated) Basic Costs in excess of five percent (5%) of the total Basic Costs, Landlord shall pay the reasonable out of pocket cost of the review (up to the amount of the overcharge).

H. Solely for the benefit of Tenant and not for the benefit of any other tenant or third-party, “Operating Expenses” (as defined below) for any calendar year (the “Applicable Calendar Year”) following the calendar year in which the Commencement Date occurs (the “Commencement Year”), commencing with the second Applicable Calendar Year, shall not exceed an amount determined by increasing the Operating Expenses for the first Applicable Calendar Year (the “Base Expenses”) at the rate of four percent (4%) per year cumulative interest through the Applicable Calendar Year. Notwithstanding the foregoing, relative to the fifth Applicable Calendar Year, and the Applicable Calendar Year falling every five years thereafter, the Base Expenses shall be adjusted to be an amount equal to the product of (x) the average of the actual Operating Expenses for the three prior Applicable Calendar Years, multiplied by (y) 1.0816. “Operating Expenses” shall mean the Basic Costs, exclusive of (i)

Taxes, or (ii) Basic Costs incurred by virtue of an increased scope of services mutually agreed to by Landlord and Tenant (in advance of implementation). Such limitation on Operating Expenses shall not limit or otherwise affect Tenant’s obligations regarding the payment of any other component of Rent under this Lease.

I. Notwithstanding anything to the contrary contained in this Lease, the Basic Costs charged to Tenant during the Commencement Year shall not exceed $7.20 per rentable square foot per year (such amount to be prorated based on the number of days in the Commencement Year).

[END OF EXHIBIT C]

EXHIBIT D

WORK LETTER

1.	Promptly following execution of this Lease, Landlord shall promptly commence, and thereafter diligently proceed to completion, construction of the Building, the Parking Deck, the connector to the Phase I Building, and all other improvements to be located or utilized in connection with the Phase II Land (the “Base Building Work”), all in accordance with the site plan approved by the City on June 4, 2002 (the “Site Plan”) and the architectural drawings and specifications therefor prepared by Wright Architects and identified on Attachment 1 attached hereto and made a part hereof (the “Base Building Plans and Specifications”).

Subject only to Delays (as defined below in this Work Letter) or other delays permitted under Section 5 of this Lease, Landlord shall use good faith efforts to have the Base Building Work (and the Landlord’s Work, below) Substantially Completed no later than the Target Commencement Date. No change in or variation from the Site Plan or the Base Building Plans and Specifications shall be permitted without Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Landlord shall enter into a direct contract for Base Building Work with a general contractor selected by Landlord and Tenant after soliciting bids therefor in accordance with the requirements of the Michigan Economic Growth Authority Act (“MEGA”) and any reasonable additional requirements imposed by the City in connection with Tenant’s application for tax exemption. In particular, but without limitation, Landlord acknowledges that MEGA requires that (i) a competitive bid process for the construction of the Base Building Work must be followed; (ii) the process must be open to all Michigan residents and firms; (iii) Landlord may not discriminate against any contractor on the basis of its affiliation or nonaffiliation with any collective bargaining organization; (iv) a good faith effort must be used to employ or contract with Michigan residents in connection with the Base Building Work; and (v) a good faith effort must be made to utilize Michigan-based suppliers and vendors in connection with the Base Building Work. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Base Building Work, subject to all of the above MEGA requirements and any applicable requirements imposed by the City.

2.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant’s occupancy, including the initial Leasehold Improvements. All improvements described in this Work Letter (other than and expressly excluding the Base Building Work) to be constructed in and upon the Premises by Landlord are hereinafter referred to as “Landlord’s Work.” Landlord and Tenant acknowledge that Plans (hereinafter defined) for Landlord’s Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of Landlord’s Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord’s Work shall be limited to $31.00 per rentable square foot of the Premises (the “Construction Allowance”) and that Tenant shall be responsible for the cost of Landlord’s Work to the extent that it exceeds the Construction Allowance. Tenant shall be permitted to utilize up to $5.00 per rentable square foot of the Premises of the Construction Allowance for planning, construction documents, furniture, fixtures and equipment or other related items. Landlord shall reimburse Tenant for such costs within thirty (30) days of receipt from Tenant of paid invoices therefor. Landlord shall enter into a direct contract for Landlord’s Work with a general contractor selected by Landlord and Tenant after soliciting bids therefor in accordance with the requirements of the Michigan Economic Growth Authority Act (“MEGA”) and any additional requirements imposed by the City in connection with Tenant’s application for tax exemption. In particular, but without limitation, Landlord acknowledges that MEGA requires that (i) a competitive bid process for the construction of Landlord’s Work must be followed; (ii) the process must be open to all Michigan residents and firms; (iii) Landlord may not discriminate against any contractor on the basis of its affiliation or nonaffiliation with any collective bargaining organization; (iv) a good faith effort must be used to employ or contract with Michigan residents in connection with the Landlord’s Work; and (v) a good faith effort must be made to utilize Michigan-based suppliers and vendors in connection with Landlord’s Work. If Tenant elects to require competitive bidding for Landlord’s Work as set forth above, any delays in execution by Landlord of the construction contract for Landlord’s Work with Landlord’s general contractor beyond September 1, 2005, solely attributable to the requirement of competitive bidding shall constitute Tenant Delay as set forth hereinbelow. If Tenant elects to waive the requirement of competitive bidding of Landlord’s Work, delays in execution of the said contract shall not constitute a Tenant Delay. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with Landlord’s Work, subject to all of the above MEGA requirements and any applicable requirements imposed by the City.

Tenant shall be entitled to utilize any unused portion of the Construction Allowance as an additional Construction Allowance for Phase I tenant improvements under the Phase I Lease, and any unused portion of the Construction Allowance not utilized for Phase I tenant improvements in connection with the Phase I Lease but in no event in excess of $3.00 per rentable square foot of the Premises of the Construction Allowance, shall be (i) paid in cash to Tenant, or (ii) applied as a credit against the next installments) of Base Rent payable under this Lease after determination of the amount of such unused Construction Allowance.

Tenant shall pay Landlord, within fifteen (15) days after Landlord’s written demand, a construction management fee equal to one percent (1%) of the cost of Landlord’s Work (excluding any architectural and engineering fees and fixturing costs) to compensate Landlord for its construction management services in connection with Landlord’s Work. Landlord reserves the right to deduct such fee from the Construction Allowance; provided however, in no event shall such construction management fee exceed one percent (1%) of the amount of the Construction Allowance (which amount may be adjusted due to reallocation of unused Construction Allowance for the Phase I Lease pursuant to the preceding paragraph).

3.	Space planning, architectural and any necessary and required engineering (mechanical, electrical and plumbing) drawings for Landlord’s Work shall be prepared by Wright Architects (“Landlord’s Architect”) at Tenant’s sole cost and expense, subject to funding through the Construction Allowance as set forth above. The space planning, architectural and mechanical drawings are collectively referred to herein as the “Plans”. The Plans shall be based upon that certain Space Plan to be approved by Landlord and Tenant, and prepared by Wright Architects.

4.	Tenant shall deliver to Landlord any information reasonably requested by Landlord and shall deliver to Landlord Tenant’s approval or disapproval of any preliminary or final layout, drawings, or plans within five (5) Business Days after written request. Any disapproval shall be in writing and shall set forth in reasonable detail the reasons for such disapproval. Landlord shall have ten (10) Business Days from its receipt of Tenant’s disapproval within which to revise the layout, drawings or plans to address the matters identified by Tenant to Tenant’s satisfaction. Tenant and Landlord’s Architect shall devote such time in consultation with Landlord and Landlord’s engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord’s Architect and engineer to complete, and obtain Tenant’s written approval of the Plans for Landlord’s Work by not later than June 1, 2005 (the “Plans Due Date”). The Plans Due Date shall be extended for any failure by Landlord to so timely respond to Tenant’s objections and provide revised layouts, drawings or plans as set forth above. In the event that Landlord is fully and timely responsive to Tenant’s objections as set forth above, including providing revised drawings, layouts or plans as the case may be to Tenant, and Tenant nevertheless fails to approve the Plans by the Plans Due Date (as the same may be extended for delays by Landlord), Tenant shall be responsible for one (1) day of Delay (as hereinafter defined) for each day during the period beginning on the day following the Plans Due Date and ending on the date Tenant approves the Plans. Neither the approval of the Plans nor the supervision of Landlord’s Work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of Landlord’s Work with applicable law.

5.	Prior to commencing any construction of Landlord’s Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of Landlord’s Work, including but not limited to labor and materials, architect’s fees, contractor’s fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto in reasonable detail and any desired changes to the proposed Landlord’s Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good faith to alter the scope of Landlord’s Work in order to reach a mutually acceptable alternative cost estimate, and Tenant shall not be responsible for any Delay resulting therefrom.

6.

If Landlord’s estimate and/or the actual cost of Landlord’s Work shall exceed the maximum Construction Allowance (such excess being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs upon Substantial Completion of

Landlord’s Work and presentation of an invoice therefor by Landlord. Notwithstanding the foregoing, if such Excess Costs are in excess of $10.00 per rentable square foot of the Premises, then Tenant shall pay to Landlord such Excess Costs within ten (10) days after Tenant’s receipt of Landlord’s invoice together with all necessary and/or appropriate back-up documentation of such Excess Costs. Landlord shall not be required to proceed with Landlord’s Work until Tenant pays such Excess Costs and any delay in the completion of Landlord’s Work due to a delay by Tenant in making such payment shall be deemed a Delay pursuant to this Lease. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. Excess Costs constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

7.	If Tenant shall request any changes to Landlord’s Work that are approved by Landlord (“Change Orders”), Landlord shall have any necessary revisions to the Plans prepared, and Tenant shall reimburse Landlord on demand for the cost of preparing such revisions. Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders, which increased cost shall be included in the calculation determining whether there are Excess Costs under Paragraph 6 above. Tenant shall, within three (3) Business Days after receiving Landlord’s estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order. In the absence of such written authorization within said time period, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Delay in completion of Landlord’s Work resulting therefrom.

8.	Following approval of the Plans, and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall promptly commence and thereafter diligently pursue to completion Landlord’s Work in accordance with the approved Plans, so long as no default shall occur under the Lease, and in any event shall Substantially Complete Landlord’s Work on or before the Target Commencement Date, subject only to Delays (as defined below). Landlord shall notify Tenant upon Substantial Completion of Landlord’s Work.

9.	If Landlord shall be delayed in Substantially Completing Landlord’s Work as a result of the occurrence of any of the following (a “Delay”); provided, however, that in any such case (i) Landlord shall provide written notice of and back-up documentation supporting such claim of Delay promptly (but in no event later than 5 days) after the occurrence of the Delay, and (ii) an actual delay in Substantial Completion occurs as a result of such Delay:

(a)	Tenant’s failure to timely furnish information to complete the Plans, or otherwise in accordance with this Work Letter, or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within three (3) Business Days of such request; or

(b)	Tenant’s request after initial approval of the Base Building Plans and Specifications or the Plans, as the case may be, for different materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(c)	Changes in any plans and specifications requested by Tenant if Landlord advises Tenant such changes shall cause a Delay and Tenant elects to proceed with such changes; or

(d)	The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord), provided that such performance or nonperformance has an actual demonstrable effect on the schedule for Substantial Completion; or

(e)	Any request by Tenant that Landlord delay the completion of any component of Landlord’s Work if Landlord advises Tenant that such delay shall cause a Delay and Tenant elects to proceed with such request; or

(f)	Any breach or default by Tenant in the performance of Tenant’s obligations under the Lease, provided that such breach or default has an actual demonstrable effect on the schedule for Substantial Completion; or

(g)	Tenant’s failure to pay any amounts as and when due under this Work Letter; or

(h)	Any delay resulting from Tenant’s having taken possession of the Premises for any reason prior to Substantial Completion of Landlord’s Work, if Landlord advises Tenant that such action shall cause a Delay and Tenant elects to proceed with taking possession; or

(i)	Any other delay chargeable to Tenant, its agents, employees or independent contractors; provided that such delay has an actual effect on the schedule for Substantial Completion;

then, for purposes of determining the Commencement Date, the date of Substantial Completion shall be deemed to be the day that Landlord’s Work would have been Substantially Completed absent any such Delay. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due under the Lease shall be Tenant’s sole remedy that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date, except as otherwise provided in Section 5 of this Lease. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the “Commencement Letter”) on the form attached to the Lease as Exhibit F setting forth the Commencement Date, the Expiration Date and any other dates that are affected by the adjustment of the Commencement Date. The Commencement Letter shall identify any minor incomplete items of Landlord’s Work as reasonably determined by Landlord’s architect (the “Punchlist Items”), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord.

10.	All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

11.	Tenant shall perform all work (other than Landlord’s Work) in accordance with the terms of this Work Letter as required to put the Premises in a condition to permit the conduct of Tenant’s business therein and in accordance with the requirements of this Lease. When Landlord’s Work has proceeded to the point where the work to be performed by Tenant and the installation of Tenant’s Property in the Premises (collectively “Tenant’s Work”) can, in the opinion of Landlord, be commenced in accordance with good construction practice, then Tenant shall have the right to occupy the Premises for the purpose of performing Tenant’s Work so far as its occupancy is not inconsistent with Landlord’s Work or any work to be done in the Building by Landlord, subject to all the terms and condition of this Lease (including in particular Section 9B), except that the Term of this Lease shall not commence until the Commencement Date. Tenant acknowledges that entry onto the Premises when the Landlord’s Work is not Substantially Complete entails a risk of bodily injury, death, or damage, destruction, loss or misappropriation of property. To the extent not expressly prohibited by law, Tenant hereby assumes all such risks for entry onto the Premises, and agrees to defend and hold harmless Landlord (its agents, contractors, and employees) against all costs and expenses, including reasonable attorneys’ fees in connection therewith, arising out of any bodily injury, death, or damage, destruction, loss or misappropriation of property related to entry onto the Premises by Tenant or its agents, employees, contractors, invitees or subtenants prior to such time as the Landlord’s Work is substantially complete, except to the extent such costs or expenses arise out of the negligence or willful misconduct of Landlord, its contractors, subcontractors, employees, agents or representatives. Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by Tenant hereunder. The installation of Tenant’s Property into the Premises shall be the sole responsibility of Tenant, and any costs associated therewith shall be borne by Tenant. Neither review nor approval by Landlord of any plans or specifications for Tenant’s Work or any other work to be performed by Tenant shall constitute a representation or warranty by Landlord that any of such plans or specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations.

12.

If the actual Phase II Project Costs are less than Twenty Million Dollars ($20,000,000.00), Tenant shall be entitled to receive the difference in such amounts (the “Savings”). The Savings shall be paid to Tenant in the form of (i) cash payment to Tenant, and/or (ii) abatement of Base Rent and/or Additional Rent, and/or (iii) reduction of Base Rent over all or any portion of the Lease Term, such determination to be made in Landlord’s sole discretion. Within ninety (90) days after the Commencement Date, Landlord shall deliver to Tenant a statement in sufficient detail summarizing the Phase II

Project Costs and the Savings, if any, and in the event of a Savings, the manner in which such Savings shall be paid to Tenant. Tenant shall have the right to review the invoices and records of Landlord that comprise the Phase II Project Costs.

[END OF EXHIBIT D]

ATTACHMENT 1

BASE BUILDING PLANS AND SPECIFICATIONS

See attached Development Program and Drawings

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

Transwestern Great Lakes, L.P. (“Owner”) currently owns a 10-story office building with surface parking on a site known as 777 Eisenhower in Ann Arbor, Michigan. Owner intends to develop an approximately 110,000 rentable square foot, 3-story Class A office building with lower level and two-level parking deck. The project will include a pedestrian bridge between the new building and the existing building as well as site work, infrastructure, landscaping, and parking to accommodate the new building and parking deck.

The Base Building design criteria and program are more specifically described below.

BUILDING

General

•	3-story office building with full lower level

•	Approximately 110,000 rentable square feet

•	Raised ceiling area on the south side of 3rd floor

•	Two-story atrium lobby

•	Pedestrian bridge connecting 2nd floors of new and existing building

•	Exterior design to complement the existing building

•	ADA compliant

•	Meet all applicable codes and regulations

•	New building located on Lot B

•	Office

1.	On floors 1 – 3

2.	Approximately 36,300 rentable square feet per floor

•	Lower Level

1.	Approximately 36,300 square foot floor plate

2.	Contains cafeteria, fitness center, parking, delivery, mechanical, electrical

3.	Approximately 15,000 square foot area (subject to City of Ann Arbor approval) for cafeteria, fitness center, and other tenant-related uses

Facade

•	General

1.	Architectural precast and insulated glass on second and third floor similar to existing building in window pattern and detail. First floor will be treated with continuous glass storefront.

2.	First Floor Glass – The interior will have a window sill at approximately 2’6” above the floor. Drywall will cover the surface from the floor to the sill. This detail eliminates the need for perimeter baseboard heat on the first floor. This detail will not affect the exterior. The first floor exterior will be and will appear to be floor to ceiling glass.

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

3.	Raised ceiling height on 3rd floor in center of and on the south side building; approximately a 40’ x 30’ area adjacent to the elevator lobby.

4.	Entrances on north side of building with potential terrace on the south side.

5.	Loading dock/receiving door on east end of lower level

•	Precast

1.	Precast color and texture/finish to approximate existing building facade

2.	Architectural panels to accommodate 6’ x 8’ windows for the 2nd and 3rd floors

3.	Exposed foundation wall to be clad with precast panels or concrete finished to “match” precast panels

4.	Decorative cornice around the 3rd floor and on the raised ceiling area

5.	Caulking – Caulking at precast panel joints and at the intersection of the precast panels and window systems. Caulking will be two lines of continuous silicone-based sealant at each joint.

6.	Flashing – Pre-finished brake formed sheet metal

•	Glass Storefront & Curtainwall

1.	Glass storefront on the ground level and glass curtain wall at center area of building on north and south facades beyond the roof line

2.	6’ x 8’ windows for punched window openings

3.	Bronze color glass to match existing building

4.	Insulated, “low e” energy efficient windows

5.	Mullion color to be compatible with design

•	Exterior Doors

1.	Revolving door at front entrance

2.	One pair of insulated glass and aluminum frame doors with hardware at the front and rear entrances

3.	Main entrance to be Handicap Accessible

4.	Additional exterior doors as required to meet code

5.	Doors, glass and framing to match and be part of storefront system

Causeway

•	Exterior Wall – Glass exterior wall with drywall columns

•	Ceiling

1.	Suspended acoustical tile

2.	Space above ceiling available for conduit to connect voice/data between 777 and 789

•	Floor – Concrete surface ready to receive floor covering

•	Fire Protection – Fire and smoke separation doors at each end of the causeway held open by magnetic devices. Doors will close upon signal from the fire alarm. Doors will be metal and paint-ready.

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

Floor Plates

•	Approximately 36,300 square feet per floor, including LL – 3rd floor

•	Building width of approximately 113 feet glass line to glass line

•	40’-30’-40’ x 30’ structural bay spacing.

•	Finished concrete slab

Structural

•	Spread footing foundation or as otherwise specified by the structural engineer

•	Reinforced concrete slab for lower level.

•	Steel frame with 5 1/4” composite (concrete filled) metal decking at supported office floors (east portion of first floor, second and third floors)

•	Steel framing and with composite decking (concrete filled) at the roof under the Air Handing Units for noise and vibration control.

•	Approximately 12’-8” floor-to-floor height to allow for 9’ finished ceiling height.

•	Increased height in the raised ceiling area on the 3rd floor to allow for approximately 12’ ceiling height

•	100 pound/square foot Live Loading at the supported slabs

Roof

•	Single-ply, fully adhered EPDM membrane roof

•	Insulated

•	15-year warranty

Electrical

•	277/480 Volt, 3 Phase, 4 Wire electrical service delivered to building

•	3,000 amp Main service: 1,200 amp house power and 1,800 amp tenant power

•	Tenant power to each floor for lighting, mechanical, and power. 600 amp, 277/480 Volt feed delivered to electrical closet on each floor. A 225 Kva transformer to step down power and distribution panel provided in electrical closet.

•	No building UPS generator is provided. Transwestern will specify location outside of the building and near the electrical room for Tenant to install and to connect a generator at its cost.

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

Voice/Data

•	Single conduit into building for Tenant to pull voice/data cable. Landlord will work with Tenant to provide sleeve for future use. Additional sleeve at Tenant’s cost.

Mechanical

•	Four 80-ton roof-mounted mechanical units with economizers and variable drives for economical operation

•	Power and gas supplied to roof top Air Handling Units

•	Interconnected air handing units to provide redundant cooling for tenant spaces

•	Medium pressure duct loop provided on each office floor

•	HVAC system controls package will accommodate after-hours cooling on partial floor areas

•	AHU’s set on sound attenuation isolator curbs and located over toilet rooms to minimize sound and vibration

Fire Protection

•	Main branch system and alarm per building code requirements.

•	Firesafing between facade and floor slab as required

Plumbing

•	Operating base building toilets, lavatories, water fountains, and janitor’s closet

•	Water line and vent stack available on each floor for tenant to access. Both are located in the restroom core. Tenant will be able to extend water line and vent stack to other areas on the floor.

•	Foundation – Gravity-driven drainage system

•	Basement – Interior drainage in basement

•	Sump Alarm – Not required due to gravity drainage

•	Oil Separator – Installed to sewer system if required by code.

Waterproofing

•	Basement Walls – Waterproof membrane included

•	Elevator Sump Pit – Damp proofing

•	Upper Level Bathrooms – Floor drain supplied. No waterproofing necessary.

Elevators

•	2 – 3,500 Ib four stop hydraulic passenger elevators

•	Elevators to run from the basement to the third floor

•	One elevator available for freight use. It will be equipped with buttons/hooks upon which Tenant can hang protective pads.

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

•	Security – Elevators will be equipped to accept card reader system at Tenant’s cost. Card reader system also at Tenant’s cost.

•	Finishes

1.	Wood finish wall panels

2.	Ceramic tile floors

3.	Stainless steel ceiling with down lights

4.	Brushed stainless steel doors (interior and exterior)

Loading Dock & Lower Level Entrance

•	Loading Dock

1.	Located at the southeast corner of the lower level

2.	At Sidewalk level

3.	Double doors in a 6’0” wide by 7’0” high opening

•	Lower Level Entrance

1.	8’0”x10’0” manual lift door

Building Lobby

•	Two story atrium lobby finished with a combination of natural stone, carpet inlays, brushed stainless steel, and wood paneling as shown in Wright Architect’s drawings:

1.	SK-102604-A1

2.	SK-102604-A2

3.	SK-102604-B1

4.	SK-102604-B2

Quantities and prices for this lobby are specified as Exhibit I to this Development Program.

Building Security System – None provided by Landlord.

Interior Finishes

•	Broom-clean floor throughout with completed bathrooms and exit stairs

•	Bathrooms

1.	Per code on each floor

2.	Finishes

•	Walls

1.	Wet Walls behind Fixtures – Ceramic tile; all floors (2,880 sf @ $9.00 psf)

2.	Walls – Vinyl wall covering; all floors ($1.50 psf)

•	Floors – Porcelain ceramic tile; all floors (2,880 sf @ $14.00 psf)

DEVELOPMENT PROGRAM

789 EISENHOWER

ANN ARBOR, MICHIGAN

November 1, 2004

•	Ceilings – Drywall; all floors. Note: Transwestern recommends drywall coves over the toilets and soffits over the lavatories. Then, install 2’x4’ lay in tile in the remaining ceiling to provide ease of access and maintenance. Price is the same for both options. (2,880 sf @ $1.75 psf)

•	Lights – Can lights in drywall ceiling ($225 per light fixture)

•	Counter Tops – Granite; all floors (168 If @ $80.00 If)

•	Sinks – Under mount vitreous china (24 @ $80 per sink)

•	Faucets and Accessories – $7,600

1.	Faucets – Manual faucets (24 @ $50 per unit).

2.	Accessories – Toilet paper dispensers, soap dispensers, recessed paper towel dispenser/waste receptacle, grab bars, sanitary napkins dispensers, stainless steel framed mirrors, electric hand dryers

•	Toilets – Toilets with manual flush ($175 per unit)

•	Toilet Partitions – Floor mounted metal partitions; all floors ($7,800)

•	Exit Stairs – Interior walls and stairs painted

•	Drywall

1.	Elevator Lobbies – Walls and ceilings taped and sanded for LL, 2nd, 3rd floors – finished and painted at first floor lobby

2.	Perimeter Walls – Taped and sanded. Windows framed finished with sills.

3.	Stairwells & Core – Walls facing into the tenant space are taped and sanded

4.	Base Building Finish – Level 4 for those areas which will be painted

•	Sound Attenuation

1.	Toilet room, fire stair, and elevator shaft walls built to structure(deck) above

2.	Toilet room, fire stair, and elevator shaft walls filled with batt insulation

EXHIBIT I

2-STORY LOBBY FINISHES (1)

DEVELOPMENT PROGRAM

789 EISENHOWER

	SQ FT	COST PSF	TOTAL COST
1st FLOOR
FLOOR
GRANITE	707	$25.00	$17,675	Polished Granite - Main & Elev Lobby
CARPET	693	$2.78	1,927	$25.00 per Sq Yd
WALLS
WOOD PANELS	1,320	$20.00	26,400	10 ft high Oak or Maple panels
CEILING
DRYWALL COVES			4,500	Coves at walls and elevator lobby Painted Drywall Downlights washing wood panels
2nd FLOOR FRAMING COVER
PAINTED DRYWALL			5,000	At Opening
2nd FLOOR
STAINLESS STEEL & GLASS RAILING (2)	98	$250.00	24,500	3 sides of opening to curtainwall Double Baluster System*
DRYWALL CEILING	1,200	$5.50	6,600	Painted with downlights
HIGH INTENSITY DOWN LIGHTS			6,000

TOTAL SUBCONTRACTOR PRICE			92,602

OLIVER/HATCHER FEE		5.50%	5,093

TOTAL COST IN BUDGET			97,695

NOTES

1	Quantities and pricing based on Wright Architect drawings:

SK-102604-A1

SK-102604-A2

SK-102604-B1

SK-102604-B2

2	Railing website www.artec-rail.com

T/SCREENWALL
EL. +53'-0"
T/ ROOF
EL. +42'-0"
T/ 3RD FLOOR
EL. +26'-4"
T/ 2ND FLOOR
EL. +13'-8"
T/ 1ST FLOOR (789)
EL. +0'-0" (854'-0")
T/ BASEMENT
EL. -12'-8"
Existing 10 Story 777 Eisenhower Parkway Office Building
Proposed 3 Story 789 Eisenhower Office Building

East Elevation

EAST ELEVATION
1/32" = 1'-0"

EL-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

T/ SCREENWALL
EL. +53'-0"
T/ ROOF
EL. +42'-0"
T/ 3RD FLOOR
EL. +26'-4"
T/ 2ND FLOOR
EL. +13'-8"
T/ 1ST FLOOR (789)
EL. +0'-0" (654'-0")
T/ BASEMENT
EL. -12'-8"
NORTH ELEVATION
Proposed 3 Story
789 Eisenhower Office Building
Proposed Connecting
Bridge

NORTH ELEVATION
1/32" = 1'-0"

EL-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT - ARCHITECTS

T/SCREENWALL EL. +53'-0"
T/ ROOF EL. +42'-0"
T/ 3RD FLOOR EL. +26'-4"
T/ 2ND FLOOR EL. +13'-8"
T/ 1ST FLOOR (789) EL. +0'-0" (854'-0")
T/ BASEMENT EL. -12'-8"
T/ 1ST FLOOR of 777 EL. (855'-0")
Proposed Connecting Bridge
Proposed 3 Story
789 Eisenhower Office Building

SOUTH ELEVATION

SOUTH ELEVATION
1/32" = 1'-0"

EL-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

T/SCREENWALL
EL. +53'-0"
T/ ROOF
EL. +42'-0"
T/ 3RD FLOOR
EL. +28'-4"
T/ 2ND FLOOR
EL. +13'-8"
T/ 1ST FLOOR (789)
EL. +0'-0" (854'-0")
T/ BASEMENT
EL. -12'-8"
A
B
C
D
Proposed 3 Story 789
Eisenhower Office Building
Existing 10 Story 777 Eisenhower
Parkway Office Building
West Elevation

WEST ELEVATION
1/32" = 1'-0"

EL-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT - ARCHITECTS

MAIN LOBBY
ELEV. LOBBY
EXIT CORRIDOR
ELEV.
TERRACE

GROUND FLOOR PLAN

FLOOR PLAN

FP-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT • ARCHITECTS

SECOND FLOOR PLAN

FLOOR PLAN

FP-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

THIRD FLOOR PLAN

FLOOR PLAN

FP-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

INACTIVE STORAGE
ELEV. LOBBY
EXIT CORRIDOR
SHIPPING & RECEIVING
BUILDING TELE/DATA ROOM
BUILDING ELECTRICAL ROOM

LOWER LEVEL PLAN

FLOOR PLAN

FP-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT - ARCHITECTS

ROOF PLAN

FLOOR PLAN

FP-110404

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

CARPET
ELEC.
W.
M.
J.C.
TEL.
TERRACE
CARPET
GRANITE TILE

Ground Floor Plan

N

0 8 16 32

SK-102604-A1

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

TEL.
M.
J.C.
ELEV.
LOBBY
ELEC.
W.
P&P ARTEC
HANDRAIL SYSTEM
OPEN TO BELOW
P&P ARTEC
HANDRAIL SYSTEM
N
0
8
16
32

2nd Floor Plan

SK-102604-B1

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

A
A.1
B
C
C.5
D
PAINTED DRYWALL
CEILING
WOOD PANELS
PAINTED DRYWALL

Transverse Building Section

N
0
8
16
32

SK-102604-A2

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT • ARCHITECTS

D
C.9
C
B
A.1
A
T/PARAPET
T/ 3RD FLOOR
T/ 2ND FLOOR
T/ 1ST FLOOR
PAINTED DRYWALL
CEILING
PAINTED DRYWALL
WOOD PANELS
T/ DROP OFF

Transverse Building Section

N
0
8
16
32

SK-102604-B2

TRANSWESTERN

789 EISENHOWER PARKWAY
777 EISENHOWER PARKWAY

WRIGHT · ARCHITECTS

EXHIBIT E

ADDITIONAL PROVISIONS

1. Parking. Tenant, and its employees, guests and invitees, shall have the exclusive right to utilize the enclosed lower level parking (approximately 37 spaces) to be constructed within the Building, as well as the non-exclusive right to use the Parking Deck (700 spaces). The parties acknowledge that the required parking ratio for the Premises is based on four (4) spaces per 1,000 rentable square feet, or an aggregate for the Premises under this Lease of 441. Tenant agrees that surplus parking spaces in the Parking Deck over those required for the Premises will be utilized by Tenant, and other tenants in the Phase I Building, to fulfill a portion of the parking requirements under the Phase I Lease.

2. Option to Renew.

A. Tenant shall have the option (but shall not be required) to extend the Lease Term with respect to all (but not less than all) of the Premises for two (2) additional periods of five (5) years, each (the “Extension Term(s)”). Tenant may elect to exercise such option(s) by written notice received by Landlord not less than eighteen (18) months prior to the expiration of the Lease Term, or the first Extension Term, as the case may be, time being of the essence for the giving of such notice. During the Extension Term(s), the Lease will continue on the terms and conditions set forth herein, other than the Base Rent, which shall be adjusted to the current “Market Rental Rate” for the Premises as of the date the applicable Extension Term is to commence with appropriate increases each year thereafter.

B. Landlord shall advise Tenant of the Market Rental Rate for the applicable Extension Term within twenty (20) days after the earlier of (i) a request therefore from Tenant, or (ii) Landlord’s receipt of Tenant’s notice exercising a renewal option. Tenant’s failure to timely make such request shall not extend the date upon which Tenant must give notice of its exercise of the option to renew. Tenant shall have twenty (20) days from the receipt of Landlord’s notice to either accept or dispute Landlord’s determination of the Market Rental Rate. In the event that Tenant disputes Landlord’s determination, Tenant shall so notify Landlord and advise Landlord of Tenant’s determination of the Market Rental Rate for the Renewal Term. If, after engaging in good faith negotiations, Landlord and Tenant cannot agree upon the Market Rental Rate within thirty (30) days after Landlord’s receipt of Tenant’s notice of objection to Landlord’s determination of the Market Rental Rate, the “Dispute Resolution Mechanism” described in subparagraph C below shall apply.

C. The Dispute Resolution Mechanism shall be as follows: no later than fifteen (15) days after the end of the 30-day period described in subparagraph B above, Landlord and Tenant shall jointly appoint as arbitrator a commercial real estate broker licensed in Michigan with a minimum of five (5) years experience in the applicable office market. If Landlord and Tenant cannot agree on an acceptable arbitrator, Landlord and Tenant shall each choose, within an additional fifteen (15) days thereafter, its own arbitrator who meets the qualifications described above. The arbitrators shall then jointly select, within an additional ten (10) days, an arbitrator to serve as the arbitrator hereunder. If either Landlord or Tenant fails to choose its own arbitrator within said fifteen (15) day period, then the arbitrator chosen by the other shall resolve the dispute. Within ten (10) days after appointment (whether mutually by the parties, by default of one party to choose an arbitrator, or by selection by the two arbitrators), Landlord and Tenant shall each submit to the arbitrators) in writing its good faith estimate of the Market Rental Rate for the Extension Term. Within ten (10) days after receipt of the last of the determinations, the arbitrators) shall choose either Landlord’s or Tenant’s determination of Market Rental Rate. The cost of the arbitrator(s) shall be borne by the party whose determination of the Market Rental Rate was not selected by the arbitrator.

D. Tenant’s exercise of the foregoing option to renew is subject to the conditions that (i) the Lease is in full force and effect, (ii) Tenant is not in default hereunder beyond any applicable notice or cure period at the time of notification or at any time after notification and through commencement of the Renewal Term, (iii) neither the Premises nor any part thereof have been sublet (other than a Permitted Transfer), (iv) Tenant has not assigned the Lease (other than a Permitted Transfer), (v) Tenant is an occupant of the Premises under this Lease and intends to continue to use the Premises itself, and (vi) that both at the time of notification and commencement there has been no material adverse change in the financial condition of the Tenant since the date of the Lease, as reasonably determined by Landlord.

E. For purposes of this Lease, “Market Rental Rate” shall mean the rental, as of the date for which such Market Rental Rate is being calculated, per annum per rentable square foot, for lease renewals for comparable space of comparable size, which Landlord is offering or prepared to offer for renewals in good faith at that time to third parties for a similar term for such other space in the Building, as well as in other comparable buildings within a five (5) mile radius of the Property, taking into account prevailing market conditions.

F. Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant’s obligations to pay Rent during the Extension Term(s) unless otherwise agreed to by the parties at the time the amendment set forth below is executed, other than those repairs, maintenance and/or replacements as may otherwise be the responsibility of Landlord under this Lease. In the event that Tenant exercises the renewal option(s) set forth herein, Landlord and Tenant agree to enter into an amendment to the Lease incorporating the applicable Extension Term and the Annual and Monthly Base Rent applicable thereto within sixty (60) days following the exercise of the applicable renewal option, but in no event shall a delay in the full execution of such amendment nullify Tenant’s exercise of the option to renew.

3. Lower Level Space.

A. Subject to and upon the terms set forth in this Lease, in addition to the Premises, Tenant shall also lease from Landlord and Landlord shall lease to Tenant during the Lease Term the Lower Level Space. Commencing on the Commencement Date of this Lease, but following the Free Rent Period, Tenant shall pay Landlord an annual rental rate of $12.00 per square foot, escalating two percent (2%) per Lease Year (the “Lower Level Rental Rate”) for the use of the Lower Level Space, and without any obligation to pay Additional Rent for the Lower Level Space. The Lower Level Space shall not be utilized in the calculation of the Rentable Area in the Premises, or Tenant’s Pro Rata Share. The Lower Level Rental Rate shall be paid monthly in advance simultaneously with the payment of Base Rent. At all times during the term of the Lease, Tenant shall be directly responsible for the payment of all electrical and other utility services to the Lower Level Space.

B. Landlord shall provide up to but not in excess of $20.00 per square foot in the Lower Level Space (“Lower Level Allowance”) for Tenant’s use for the purpose of performing improvements and alterations to the Lower Level Space, provided that the Lower Level Allowance shall only apply to those portions of the Lower Level Space for which Landlord or Tenant has received City approvals for occupancy. No work may be performed prior to Landlord’s written approval of such work and/or the detailed plans of such work, if necessary and available. Any contractors performing work in the Lower Level Space that are not contracted through Landlord shall be subject to Landlord’s prior approval. If the cost of such work to the Lower Level exceeds the amount of the Lower Level Allowance, Tenant shall be directly responsible for said excess amount or shall pay to Landlord said excess amount within ten (10) days of Tenant’s receipt of Landlord’s statement of such excess costs.

C. Except as otherwise provided herein, all of the terms and provisions of the Lease shall also apply to the Lower Level Space as if it were part of the Premises.

D. The terms and conditions of this Paragraph 3 are conditioned on Landlord or Tenant receiving the necessary City approvals for the use and occupancy of the Lower Level Space, or portions thereof. Tenant shall be obligated to pay the Lower Level Rental Rate as of the Commencement Date, but only for those portions of the Lower Level Space for which Landlord or Tenant has received City approvals for occupancy. Landlord and Tenant shall use commercially reasonable efforts to obtain City approvals for the use and occupancy of the Lower Level Space on the terms set forth herein. The area of Lower Level Space so leased hereunder, from time to time, may be re-measured at the request of either party, and verified by the other party.

[END OF EXHIBIT E]

EXHIBIT F

COMMENCEMENT LETTER

Date

Tenant

Address

______________________

Re:	Commencement Letter with respect to that certain Lease dated by and between , as Landlord, and , a(n) , as Tenant, for a Rentable Area in the Premises of square feet on the floor of the Building located at , , .

Dear                                 :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Commencement Date of the Lease is                                                      .

The Expiration Date of the Lease is                                                      .

Tenant shall pay the following amounts as Base Rent for the Premises:

[Insert rent schedule with dates]

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated                             . Tenant accepts possession of the Premises subject to Landlord’s obligation to complete the work identified on the punchlist.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX Property Manager

Agreed and Accepted:

TENANT:

By:

Name:

Title:

F-1